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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1996, except Notes 4 and 13 for which the date is May 10, 1996 with respect to the financial statements of Alexander Energy Corporation, included in the Joint Proxy Statement of National Energy Group, Inc. and Alexander Energy Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of National Energy Group, Inc. for the registration of 21,767,653 shares of its common stock.


                                            ERNST & YOUNG LLP

Oklahoma City, Oklahoma
July 25, 1996